Exhibit 21
LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Diversified Data Development Corporation	CA
Credit Bureau of Carmel & Pebble Beach, Inc.	CA
TransUnion Intermediate Holdings, Inc.	DE
TransUnion Risk and Alternative Data Solutions, Inc.	DE
TransUnion Digital LLC	DE
Trans Union LLC	DE
Trans Union International, Inc.	DE
TransUnion International Holdings LLC	DE
TransUnion Exchange LLC	DE
TransUnion Rental Screening Solutions, Inc.	DE
Credit Retriever LLC	DE
Verifacts LLC	DE
INSDEC LLC	DE
TransUnion Consumer Solutions LLC	DE
Trans Union Content Solutions LLC	DE
TransUnion Interactive, Inc.	DE
Trans Union Real Estate Services, Inc.	DE
TransUnion Financing Corporation	DE
TransUnion Risk Advisory, Inc.	DE
L2C, Inc.	DE
Link Marketing, Inc.	DE
Link2credit, Inc.	DE
Driver’s History Information Sales LLC	DE
TransUnion Data Solutions LLC	DE
Auditz, LLC	DE
xTech Holdings, Inc.	DE
eBureau, LLC	DE
IS Resources, Inc.	DE
FT Holdings, Inc.	DE
FactorTrust, Inc.	DE
Visionary Systems, Inc.	GA
Worthknowing, Inc.	GA
Decision Systems, Inc.	GA
Source USA Insurance Agency, Inc.	IL
TransUnion Marketing Solutions, Inc.	IL
Driver’s History Inc.	NJ
Datalink Services, Inc.	NV
TransUnion Intelligence LLC	NV
RTech Healthcare Revenue Technologies, Inc.	NY
TransUnion Teledata LLC	OR

Title Insurance Services Corporation	SC
TransUnion Healthcare, Inc.	TX
Credit Reference Bureau Africa (Pty) Ltd.	Botswana
Collection Africa (Pty) Ltd.	Botswana
TransUnion (Proprietary) Ltd.	Botswana
TransUnion Brasil Sistemas em Informatica Ltda.	Brazil
Moussoro Participacoes Ltda.	Brazil
Trans Union of Canada, Inc.	Canada
Trans Union Chile, S.A.	Chile
TransUnion Soluciones de Informacion Chile SA	Chile
TransUnion Information Technology Ltd.	China
TransUnion Colombia Ltda.	Colombia
Central de Information Financiera, S.A.	Colombia
Trans Union Costa Rica, S.A.	Costa Rica
Centro de Informacion y Estudios Estrategicos Empresariales S.A.	Dominican Rep.
TransUnion S.A.	Dominican Rep.
Centro de Operaciones y Servicios de Informacion Estrategica, S.A.	Dominican Rep.
TransUnion El Salvador, S.A. de C.V.	El Salvador
Trans Union Guatemala, S.A.	Guatemala
Soluciones de Informatica de Centroamerica (SICE), S.A.	Guatemala
Trans Union Honduras Buro de Credito, S.A.	Honduras
TransUnion Limited	Hong Kong
TransUnion Asia Ltd.	Hong Kong
TransUnion Information Services Limited	Hong Kong
Credit Information Services Limited	Hong Kong
Trans Union Software Services Private Limited	India
TransUnion CIBIL Limited	India
TransUnion Global Technology Center LLP	India
TransUnion Innovation Limited	Ireland
Trustev Limited	Ireland
TransUnion Kenya Limited	Kenya
Credit Reference Bureau (Holdings) Limited	Kenya
Regional Data Systems Limited	Kenya
Credit Information Systems Company Limited	Kenya
Credit Reference Bureau Africa Ltd.	Kenya
Credit Reference Bureau Africa Ltd.	Malawi
Credit Reference Bureau Africa Ltd.	Mauritius
Collection Africa Ltd.	Mauritius
TransUnion (Mauritius) Limited	Mauritius
STS Vail Beheeren Administracion S. DE. R.L. DE C.V.	Mexico
TransUnion Reverse Exchange S de R.L. de C.V.	Mexico
TransUnion Soluciones de Informacion, S de R.L de C.V.	Mexico
TransUnion Credit Bureau Namibia (Pty) Ltd.	Namibia

Beheer en Beleggingsmaatchapij Stivaco B.V.	Netherlands
Vail Systemen Groep, B.V.	Netherlands
TransUnion Netherlands I, B.V.	Netherlands
TransUnion Netherlands II, B.V.	Netherlands
TransUnion Nicaragua, S.A.	Nicaragua
Trans Union Central America, S.A.	Panama
TransUnion Information Solutions, Inc.	Philippines
Trans Union de Puerto Rico, Inc.	Puerto Rico
TransUnion Rwanda Ltd.	Rwanda
TransUnion Africa Holdings (Pty) Ltd.	South Africa
TransUnion Credit Bureau (Pty) Ltd.	South Africa
TransUnion Africa (Pty) Ltd.	South Africa
TransUnion Analytic and Decision Services (Pty) Ltd.	South Africa
TransUnion Auto Information Solutions (Pty) Ltd.	South Africa
Autolocator (Pty) Ltd.	South Africa
TransUnion ITC (Pty) Ltd.	Swaziland
Credit Reference Bureau Africa Ltd.	Tanzania
Collection Africa Ltd.	Tanzania
Credit Reporting Services Limited	Trinidad & Tobago
Collection Africa Ltd.	Uganda
LendProtect UK Limited	United Kingdom
Credit Reference Bureau Africa Ltd.	Zambia